EXHIBIT 99.1
PRESS RELEASE: FEBRUARY 19, 2004

              ICEWEB(TM), INC. RECEIVES $1,000,000 CREDIT FACILITY

HERNDON, VA - FEBRUARY 19, 2004 - - IceWEB, Inc. (OTC BB: ICEW), announced today that the company has been approved for a revolving financing facility with Commerce Funding Corporation ("CFC") for $1,000,000 to start. Commerce Funding is looking forward to a great relationship with IceWEB, Inc. The company has an outstanding reputation with its customers and with this $1,000,000 line of credit, I'm confident the company will have what it needs to continue its rapid ascent," stated Ms. Amy Horn, Associate Vice President, CFC Corporation.

Mr. G. Anthony Munno, President of IceWEB stated, "We are pleased to have a flexible banking partner that understands Government Contracting. This facility provides a friendly vehicle to finance our growing business."

To be added to our investor relations email list please go to:
http://www.b2i.us/frame.asp?BzID=851&to=ea&Nav=0&S=0&L=1 or call Mr. Michael N. Cachine at 703-964-8000 x126.

ABOUT ICEWEB

IceWEB offers a comprehensive branded network of Online Training, CMS and Integration products and services to consumers and businesses worldwide.

All IceWEB products and services enable customers to use the Web to reduce travel expenses, increase revenues and compliance, and extend their worldwide reach. For more information, call IceWEB at 703.964.8000 or visit www.iceweb.com. IceWEB(TM) products and services are available on GSA CONTRACT # GS-35F-5149H.

ABOUT COMMERCE FUNDING CORPORATION

Commerce Funding Corporation, a commercial finance company founded in 1987, provides half a billion dollars annually to government contractors.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY, COMPETITIVE FACTORS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS. ALL TRADEMARKS AND BRAND NAMES ARE THE PROPERTY OF THEIR RESPECTIVE COMPANIES.

CONTACT INFO:
Mr. Michael N. Cachine
IceWEB, Inc.
703.964.8000, ext. 126